UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2010

NOVATEL WIRELESS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-31659	86-0824673
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9645 Scranton Road

San Diego, CA 92121

(Address of principal executive offices)

Registrant’s telephone number, including area code: (858) 812-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On November 30, 2010, Novatel Wireless, Inc., a Delaware corporation (the “Company”), completed its previously announced acquisition of Enfora, Inc., a Delaware corporation (“Enfora”). The acquisition was made pursuant to an Agreement and Plan of Merger, dated as of November 5, 2010 (the “Merger Agreement”), by and between the Company, Enfora and England Acquisition Corp., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”). Under the terms of the Merger Agreement, Merger Sub merged with and into Enfora, and Enfora continued as the surviving corporation and became a wholly owned subsidiary of the Company (the “Merger”).

Pursuant to the Merger Agreement, at the effective time of the Merger, the Company paid an amount equal to $64,500,000, subject to a working capital adjustment and deductions for the outstanding indebtedness of Enfora and the fees, costs and expenses incurred by Enfora in connection with the Merger. This Merger consideration is being distributed to the holders of Enfora’s common stock, preferred stock, warrants to acquire common stock, and stock options to acquire shares of common stock that are vested with an exercise price per share less than the implied per-share purchase price (the “Cashed-Out Options”), in each case in accordance with the terms of the Merger Agreement. All outstanding stock options of Enfora terminated at the Effective Time, subject to the right of holders of the Cashed-Out Options to receive the distributions contemplated by the Merger Agreement.

The Company has also agreed to pay additional consideration equal to $0.48 for each dollar of gross profit in excess of $30,500,000 generated by the Company in the 15-month period from October 1, 2010 to December 31, 2011, not to exceed $6,000,000 in the aggregate.

Enfora is a Texas-based provider of intelligent asset-management solutions utilizing wireless technology and machine-to-machine (M2M) communications.

The foregoing description of the Merger Agreement is not complete and is subject to and qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities And Exchange Commission on November 10, 2010, and the terms of which are incorporated herein by reference.

The Merger Agreement has been incorporated herein to provide investors and stockholders with information regarding its terms. It is not intended to provide any other financial or other information about the Company, Merger Sub, Enfora or their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the Merger Agreement: were made only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Merger Agreement; may be subject to limitations agreed upon by the parties; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, Merger Sub, Enfora or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

The audited financial statements and unaudited interim financial statements of Enfora required by this Item 9.01(a) will be filed by amendment no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information

The unaudited pro forma financial information required by this Item 9.01(b) will be filed by amendment no later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of November 5, 2010, by and between Novatel Wireless, Inc., England Acquisition Corp. and Enfora, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed on November 10, 2010)

Forward-Looking Statements

This Form 8-K contains certain forward-looking statements regarding the merger transaction. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated in such forward-looking statements. The Company cannot guarantee future results, performance or achievements. Actual results could differ materially from the Company’s expectations. Among the important factors that could cause future events or results to vary from those addressed in the forward-looking statements include, without limitation, risks and uncertainties related to the Company’s acquisition of Enfora; the expected benefits of the acquisition; the financial and operational results of the combined company following the acquisition; and other risks described in the Company’s filings with the Securities and Exchange Commission.

The foregoing factors, as well as other factors described in the documents that the Company files with the Securities and Exchange Commission on Forms 10-K, 10-Q and 8-K, could cause actual results to differ materially. The filings by the Company identify and address other important factors that could cause events and results to differ materially from those contained in the forward-looking statements set forth in this Form 8-K and in the Company’s other filings. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company is under no duty to update any of the forward-looking statements after the date of this Form 8-K to conform to actual results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVATEL WIRELESS, INC.

By:	/s/ Catherine F. Ratcliffe
Catherine F. Ratcliffe
Senior Vice President, Business Affairs, General Counsel and Secretary

Date: December 1, 2010

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of November 5, 2010, by and between Novatel Wireless, Inc., England Acquisition Corp. and Enfora, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on
Form 8-K, filed on November 10, 2010)